EXHIBIT 4.2

NUMBER	UNITS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	UNIT CERTIFICATE	CUSIP 785135 20 3 SEE REVERSE FOR CERTAIN DEFINITIONS
EACH UNIT CONSISTING OF TWO SHARES OF COMMON STOCK, $0.001 PAR VALUE, ONE REDEEMABLE CLASS A WARRANT AND ONE REDEEMABLE CLASS B WARRANT

THIS CERTIFIES THAT

or registered assigns (the “Registered Holder”) is the owner of the number of Units specified above, each of which consists of one share of common stock $0.001 par value, of S&W Seed Company y (the “Common Stock”), one redeemable Class A warrant and one redeemable Class B warrant, each warrant to purchase one share of Common Stock (collectively, the Warrants”). On or prior to the Separation Date (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units will separate into shares of Common Stock and Warrants as of the close of business on                , 2010 (the “Separation Time”). The shares of Common Stock and the Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq Capital Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of          , 2010 (the “Warrant Agreement”) between S&W Seed Company and Transfer Online, Inc., as warrant agent (the “Warrant Agent”) and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment to the exercise price of the Warrants evidenced hereby and in the number of shares of Common Stock to be delivered upon the exercise of Warrants in certain events set forth therein.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to S&W Seed Company, at P.O. Box 235, Five Points, CA 93624, attention:  Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

TRANSFER ONLINE, INC.

TRANSFER AGENT AND REGISTRAR	[SEAL]	PRESIDENT

By:

AUTHORIZED SIGNATURE		SECRETARY

S&W SEED COMPANY

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificate(s) representing one redeemable Class A Warrant for each Unit represented by this Unit Certificate and one redeemable Class B Warrant for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent and Registrar, together with any documentation required by such agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

			UNIF TRF MIN ACT—		Custodian (until age )
				(Cust)		(Minor)
under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(TO BE SIGNED UPON ASSIGNMENT)

FOR VALUE RECEIVED,                                                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________ attorney-in-fact

To transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.